NEWS RELEASE
Contact:	Jim Sheehan	Martha Schaefer
	SeaChange PR	SeaChange IR
	1-978-897-0100 x3064	1-978-897-0100 x3030
	jim.sheehan@schange.com	martha.schaefer@schange.com

SEACHANGE INTERNATIONAL ANNOUNCES
LEADERSHIP TRANSITION

•	Telecommunications Industry Veteran and Board Member Raghu Rau Named Interim CEO
•	Founder, Chairman of the Board, and CEO Bill Styslinger to Retire
•	Cable and Broadcast Media Executive Thomas Olson Named Chairman of the Board

ACTON, Mass. (Nov. 30, 2011) – SeaChange International, Inc. (NASDAQ: SEAC), a leading global multi-screen video software company, today announced the appointment of technology executive and SeaChange board member Raghu Rau as interim CEO, effective immediately.  This follows the retirement of the Company founder, chairman, and CEO Bill Styslinger.  Thomas Olson, former CEO of Katz Media Group and of National Cable Media and a former SeaChange lead director who currently serves on the Company’s board of directors, has been named chairman of the board.  SeaChange also announced the board would immediately engage a search firm to identify a permanent CEO.

As previously disclosed, the Company will announce its fiscal 2012 third quarter financial results on Dec. 8 after the market close.  The Company currently expects to report third quarter revenues of $52 to $53 million, which is within the Company’s previously provided guidance, and non-GAAP EPS of $0.10 to $0.11 per share.  Non-GAAP EPS is calculated based on non-GAAP income which excludes expenses related to stock-based compensation, amortization of intangible assets, restructuring, strategic alternatives and acquisitions.  The Company will provide a reconciliation of GAAP to non-GAAP EPS when its third quarter financial results are finalized and released on Dec. 8.

“We would like to express our appreciation to Bill Styslinger for founding SeaChange and leading the Company to become a global leader in multi-screen video solutions and growing it into a software focused, profitable, debt-free company,” noted Thomas Olson.  “I am also pleased to welcome Raghu Rau in his new role and believe his proven strategic and operational leadership experience in the technology industry and expertise in wireless technologies and network convergence ideally position him to lead the transition of SeaChange to the next level.”

SeaChange/Page 2

As previously disclosed, with the help of its financial advisors, the board has been engaged in an evaluation of strategic alternatives for the Company.  After an extensive review of strategic alternatives, the board has decided that it is in the best interest of shareholders to continue as a standalone publicly traded company.  The Company is focused on significantly improving and streamlining operations, and the board will continue to evaluate alternatives for certain non-core businesses.

“Having been on the board for more than a year and witnessing the exciting pipeline of new, innovative products, I am very optimistic about the future prospects for SeaChange,” said Raghu Rau. “My immediate focus will be to act with a sense of urgency to drive shareholder value by focusing on improving financial performance, operational excellence and delivering exciting, high-quality, next generation products to our customers.  I look forward to sharing more details during our earnings call next week.”

About SeaChange International
SeaChange International (Nasdaq: SEAC) is a global leader in multi-screen video. The Company provides open, cloud-based, Emmy award-winning solutions and services for back office, advertising, content, in-home devices and broadcast to hundreds of media companies, including all major cable operators in the U.S., Europe and Latin America, plus other blue-chip companies such as Virgin Media, AT&T, Hutchison Whampoa, Vodacom and DISH Network. Headquartered in Acton, Massachusetts, SeaChange is TL 9000 certified and has product development, support and sales offices around the world.  Visit www.schange.com.

Safe Harbor Provision

Any statements contained in this document that do not describe historical facts, including without limitation statements concerning expected revenues and earnings per share, the evaluation of alternatives for non-core businesses and areas of focus for driving stockholder value, may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations. The factors that could cause actual future results to differ materially from current expectations include the following: the Company's dependence on the continued spending of customers on video systems and services; the continued growth, development and acceptance of the video-on-demand market including multi-screen video delivery; the impact of worldwide economic cycles; the impact of measures the Company has taken to address slowdowns in the market for the Company's products and services; the uncertainties from our ongoing evaluation of strategic options and the restructuring of our Servers and Storage business; the loss of one of the Company's large customers; the cancellation or deferral of purchases of the Company's products; a decline in demand or average selling price for the Company's products; the Company's ability to manage its growth; the risks associated with international sales, including risks associated with changes in foreign currency exchange rates; the Company's ability to protect its intellectual property rights and the expenses that may be incurred by the Company to protect its intellectual property rights; an unfavorable result in current and any future litigation in which the Company is involved; content providers limiting the scope of content licensed for use in the video-on-demand market; the Company's ability to introduce new products or enhancements to existing products; the Company's dependence on certain sole source suppliers and third-party manufacturers; the Company's ability to obtain licenses or distribution rights for third-party technology at acceptable prices; the Company's ability to compete in its marketplace; the Company's ability to respond to changing technologies; the performance of companies in which the Company has made equity investments, including On Demand Deutschland GmBH & Co. KG and Minerva Networks, Inc.; the ability of the Company to realize the benefits of its acquisitions of eventIS Group B.V. and VividLogic, Inc. and to integrate these and any future acquisitions; future acquisitions or joint ventures that are unsuccessful; impairment of the Company's goodwill or intangible assets; risks in the Company's investments that adversely affect the value or liquidity of the investments; changes in the regulatory environment; the Company's ability to hire and retain highly skilled employees; any additional tax liabilities that the Company may be subject to; system errors, failures or disruptions; volatility of the Company's stock price; and any weaknesses over internal controls over financial reporting.

-more-

SeaChange/Page 3

Further information on factors that could cause actual results to differ from those anticipated is detailed in various publicly available documents made by the Company from time to time with the Securities and Exchange Commission, including but not limited to, those appearing at Item 1A under the caption "Risk Factors" in the Company's Annual Report on Form 10-K filed with the Commission on April 14, 2011. Any forward-looking statements should be considered in light of those factors. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak as of the date they are made.

The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in Company expectations or events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results may differ from those set forth in the forward-looking statements.

-end-